REACH MESSAGING HOLDINGS, INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August __, 2011, among Reach Messaging Holdings, Inc., a Delaware corporation (the “Company”) and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase, the Company’s Convertible Promissory Notes and the Warrants as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions.      In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means shares of the Company’s common stock, $0.001 par value per share.

“Common Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means David Lubin, Esq., of David Lubin & Associates, PLLC, 10 Union Avenue, Suite 5, Lynbrook, NY 11563, facsimile: (516) 887-8250.

“Co-Obligor” means Reach Messaging, Inc., a California corporation.

“Conversion Shares” means shares issuable upon conversion of the Notes.

“Escrow Agent” means Grushko & Mittman, P.C., with offices at 515 Rockaway Avenue, Valley Stream, New York 11581.

“Escrow Agreement” means the escrow agreement entered into at or about the date hereof, by and among the Company, the Escrow Agent and Purchasers pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“GM” means Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.2(c).

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(cc).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(w).

“Offering” shall have the meaning ascribed to such term in the Preamble.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit, proceeding (including, without limitation, a partial proceeding, such as a deposition), (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private), whether pending or threatened, commenced, brought, conducted or heard by or before, or otherwise involving, any Person, including any Government Entity.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Registration Rights” shall have the meaning ascribed to such term in Section 4.5.

“Registrable Securities” shall have the meaning ascribed to such term in Section 4.5.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Option Plan” means the Stock Option Plan of the Company in effect on the date of this Agreement.

“Subsidiary” means Reach Messaging Inc., a California corporation.

“Trading Day” means (i) a day on which the Common Shares are traded on a Trading Market, or (ii) if the Common Shares are not listed on a Trading Market, a day on which the Common Shares are traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on the OTC Bulletin Board, a day on which the Common Shares are quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or the Pink OTC Markets.

“Transaction Documents” means this Agreement, the Notes, the Warrants, Subsidiary Guaranty, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the A Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1       Purchase and Sale of the Notes and Warrants.

(a)          On the Closing Date, subject to the terms and conditions of this Agreement and the other Transaction Agreements, each undersigned Purchaser hereby agrees to loan to the Company the principal amount set forth opposite such Purchaser’s name on Exhibit A attached hereto (the “Purchase Price”), out of the aggregate amount being loaned by all Purchasers of up to $250,000 (the “Aggregate Purchase Price”).  At the Closing, the Purchase Price shall be paid to the Company, in accordance with Section 2.2 hereof.

(b)          The obligation to repay the loan from each undersigned Purchaser shall be evidenced by the Company’s issuance of a Senior Convertible Promissory Note in the form attached hereto as Exhibit B (each a “Note” and collectively the “Notes”) to such Purchaser in the principal amount equal to such Purchaser’s Purchase Price.  Each Note shall be convertible into a number of Common Shares at a per share conversion price of $0.002 (subject to adjustment pursuant to the terms of the Notes).  The Note shall be senior to all other Company debt. Reach Messaging, Inc. shall be a co-obligor with respect to the Note.

(c)          The Company agrees to issue to each Purchaser a warrant in substantially the form attached hereto as Exhibit C (the “A Warrants”), to purchase up to a number of Common Shares equal to 300% of the number of Common Shares issuable upon conversion of such Purchaser’s Note (subject to adjustment pursuant to the terms of the A Warrants), at a per share exercise price of $0.002 (subject to adjustment pursuant to the terms of the A Warrants). The number of A Warrants each Purchaser shall be issued at Closing pursuant to this Agreement and the A Warrants is set forth next to such Purchaser’s name on Exhibit A hereto. The A Warrants shall be exercisable for such period of time as set forth in the A Warrants.

(d)          The Common Shares issuable upon conversion of the Notes and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively, and sometimes collectively referred to as the “Underlying Shares”. The Notes, the Warrants and the Underlying Shares are sometimes collectively referred to as the “Securities”.

2.2          Closing

(a)        Closing. On the Closing Date, subject to the terms and conditions set forth in this Agreement, at the Closing, the Purchasers shall purchase and the Company shall issue and sell to the Purchasers the Notes and the Warrants for the Aggregate Purchase Price of up to $250,000. The Closing shall occur remotely by the exchange of signatures, certificates and funds by mail or electronic transmission, or at such other time and place as the Company and Purchasers shall mutually agree.

(b)         Closing Deliveries.

(i)         Company Deliverables. At the Closing, the Company shall deliver or cause to be delivered to the Purchasers pursuant to the Escrow Agreement the following:

(A)       this Agreement duly executed by the Company;

(B)        the Escrow Agreement duly executed by the Company;

(C)        the Subsidiary Guaranty executed by Co-Obligor guaranteeing the Obligations as defined in the Subsidiary Guaranty;

(D)       a Note with a principal amount equal to each Purchaser’s Purchase Price, registered in the name of such Purchaser as set forth opposite the name of such Purchaser on Exhibit A hereto, in the form attached hereto as Exhibit B;

(E)        an “A” Warrant to purchase such number of Common Shares substantially in the form attached hereto as Exhibit C issued to and registered in the name of each Purchaser as set forth opposite the name of such Purchaser on Exhibit A hereto; and

(ii)        Purchaser Deliverables. At the Closing each of the Purchasers shall deliver or cause to be delivered to the Company the following pursuant to the Escrow Agreement:

(A)	this Agreement duly executed by such Purchaser;

(B)	the Escrow Agreement duly executed by such Purchaser;

(C)         such Purchaser’s Purchase Price by wire transfer to the Escrow Agent to the account specified in the Escrow Agreement.

2.3         Closing Conditions.

(a)         The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)        all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)       the delivery by each Purchaser of the items set forth in Section 2.2(b)(ii) of this Agreement;

(iv)            the Company shall have received executed signature pages to this agreement from Purchasers showing an agreement to purchase up to an aggregate of $250,000 of Notes and Warrants hereunder and the Escrow Agent shall have received at least an aggregate of $250,000 in corresponding Subscription Amounts from such Purchasers in cash.

(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)        all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Company of the items set forth in Section 2.2(b)(i) of this Agreement;

(iv)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(vi)        the Company shall have received executed signature pages to this agreement from Purchasers showing an agreement to purchase an aggregate of up to $250,000 of Notes and Warrants hereunder and the Escrow Agent shall have received an aggregate of up to $250,000 in corresponding Subscription Amounts from such Purchasers in cash.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth in the SEC Reports (as defined below), the Company hereby makes the following representations and warranties to each of the Purchasers as of the Closing Date:

(a)       Organization and Qualification. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as presently conducted and as described in the SEC Reports.  Reach Messaging, Inc., our wholly-owned subsidiary, is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company or the Subsidiaries, or (iii) adversely impair the Company’s or any Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)       Authorization; Enforcement. The Company (and the Subsidiary) have the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to enter into and to consummate the transactions contemplated by each of the Transaction Documents (including the issuance and sale of the Notes and the Warrants) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its stockholders in connection therewith. Each Transaction Document including this Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company (and the Subsidiary) enforceable against the Company (and such Subsidiary) in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

(c)       No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; (iii) conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award (each an “Order”) entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (as defined below), or any Law (as defined below), applicable to the Company or any of its Subsidiaries, or to any of their respective properties or assets, or to any shares; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Company or any of the Subsidiaries, or on any of the Notes and Warrants; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization (as defined below) applicable to the Company or any of the Subsidiaries, or to any of their respective properties or assets, or to any of the Notes and Warrants, or result in any other impairment of the rights of the holder of any such Authorization.

(d)       Filings, Consents and Approvals. Assuming the accuracy of the representations of the Purchasers set forth in Section 3.2 hereof, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an “Authorization”) of or from, any U.S. court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including without limitation any Trading Market (each, a “Governmental Entity”), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of any Governmental Entity, (each, a “Law”), on the part of the Company is required in connection with the execution or delivery by the Company of the Transaction Documents or the performance by the Company of its obligations under each of the Transaction Documents (including, the offer and sale of the Notes and Warrants by the Company to the Purchasers thereunder) except (i) as would not have a Material Adverse Effect on the Company or its performance of its obligations under the Transaction Documents, (ii) Form D and blue sky filings, and (iii) the filings contemplated by the Transaction Documents.

(e)        Issuance of the Notes and Warrants. The Notes and Warrants have been duly authorized and when issued and paid for in accordance with this Agreement and the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), except for such restrictions on transfer or ownership imposed by applicable federal or state securities laws or set forth in this Agreement and shall be entitled to the rights set forth in the Notes and Warrants, as the case may be. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Notes and the Warrants, respectively, such shares will be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Shares.

(f)       Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 2,010,000,000 shares, of which there are 10,000,000 authorized shares of preferred stock, $0.001 par value per share (“Preferred Shares”), and 2,000,000,000 authorized shares of common stock, $0.001 par value per share. As of the date hereof and immediately prior to the transactions contemplated hereby, the number of shares and type of all issued and outstanding capital stock of the Company, is 839,526,530 shares, and there are no shares of preferred stock issued and outstanding. no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Preferred Shares or Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Preferred Shares or Common Shares, or securities or rights convertible or exchangeable into Common Shares. the issue and sale of the Notes and the Warrants will not obligate the Company to issue Common Shares or other securities to any Person (other than the Conversion Shares and the Warrant Shares) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the conversion of the Notes and exercise of the Warrants in full and issuable upon payment of interest and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Notes and exercise of the Warrants in full.  The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”).  In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. § 362 in respect of the conversion of the Note.  The Company agrees, without cost or expense to Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. § 362.

(g)       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date of the reverse merger in March, 2010 (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the Notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company and its Subsidiaries are a party or to which any of their respective property or assets are subject that are required to be filed as exhibits to the SEC Reports on Form 10-KSB for the December 31, 2010, including the accompanying financial statements (the “Form 10-KSB”), including the accompanying financial statements (collectively the “Form 10-Q”) are included as a part of, or specifically identified in, the SEC Reports and no material agreements have been entered into subsequent thereto.

(h)         Disclosure.  There is no fact (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the SEC Reports that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents.

(i)           Exemption.  Assuming the accuracy of the representations and warranties of Purchaser the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.  The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Note) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Purchaser of the Note and the Conversion Shares, as contemplated by this Agreement.  No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Note (and the Conversion Shares), as contemplated by this Agreement or any other agreement to which the Company is a party.

(j)          Registration Rights.  Except for the Registration Rights described in Section 4.5 of this Agreement, no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.  The Company agrees it shall not file any S8 Registration Statement prior to 12 months following the full conversion of the Notes and exercise of the Warrants.

(k)          Interest.  The timely payment of interest on the Note is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

(l)           No Misrepresentation.  No representation or warranty of the Company contained in this Agreement or any of the other Transaction Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading.

(m)         Finder’s Fee.  There is no finder’s fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Purchasers are liable or responsible.

(n)          Subsidiaries. Other than Reach Messaging, Inc., a California corporation,, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  The Company is not a participant in any joint venture, partnership, or similar arrangement.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Reach Messaging, Inc. currently has no assets and is not conducting business. Company covenants that no assets will be transferred to or acquired by Reach Messaging, Inc. unless and until the obligations under the Notes have been fully satisfied.

(o)          Agreements.   Except for agreements explicitly contemplated hereby, or disclosed in the Commission Filings, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any affiliate thereof.

(p)          Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by each Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to each Purchaser’s purchase of the Securities.  The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(q)          No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to each Purchaser.  The issuance of the Securities to each Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

(r)           Solvency.  The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.  The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(s)         No General Solicitation.  Neither the Company nor, to the knowledge of the Company, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(t)        Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds or for the benefit of the Company or any of its Subsidiaries, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)        Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(k) and 4.3(l) hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities in accordance with all applicable laws at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(v)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(w)        Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(x)          No Shell Company.  The Company is not, nor at any time since February 5, 2010 has the Company been a “shell company,” as such term is defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act.

(y)         Material Changes.  Since the date of the Company’s latest audited financial statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in Commission filings, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(z)          Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(aa)       Taxes.   Each of the Company and the Subsidiaries has filed all necessary material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

(bb)      Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, credit facility, debt or any other agreement or instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, kickbacks and false claims in healthcare programs, occupational health and safety, product quality and safety and employment, labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(cc)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(dd)       Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for taxes not yet due and payable, and (iii) Liens which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

(ee)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(ff)         Investment Company. The Company is not, and after giving effect to the sale of the Notes and Warrants and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(gg)      Disclosure.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company are complete, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(hh)      No Additional Agreements.  The Company has no other agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ii)         Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person or entity. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights of others.

(jj)         Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Securities Exchange Act of 1934, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

(kk)       Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchasers as a result of Purchasers and the Company fulfilling their obligations or exercising their rights under the Documents, including without limitation as a result of the Company's issuance of the Securities and Purchaser’s ownership of the Securities.

(ll)         Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

(mm)     Seniority.  As of the Closing Date, no indebtedness or other equity of the Company is senior to, or pari passu with, the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

(nn)       No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.  By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

(oo)      No Additional Debt.  The Company hereby agrees and warrants that during the Term of the Note and unless and until the Note has been fully paid either by re-payment or conversion, no additional capital will be acquired by the Company or its subsidiary in the form of debt.

3.2       Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect to himself, herself or itself as of the Closing Date as follows:

(a)       Organization; Authority. Such Purchaser that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of such Purchaser. This Agreement and each of the Transaction Documents to which it, he or she is party has been duly executed by Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it, him or her in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)         Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and otherwise in compliance with applicable federal and state securities Laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)          Accredited Investor Under Regulation D. Such Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and such Purchaser is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act; or

(d)          Restrictive Legends. Such Purchaser acknowledges that the certificates representing such Purchaser’s Notes or Warrants shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.2(c):

 “[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(e)          Investment Risk. Such Purchaser is able to bear the economic risk of acquiring the Securities pursuant to the terms of this Agreement, including a complete loss of such Purchaser’s investment in the Securities.

(f)           Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

(g)         Access to Information. Such Purchaser acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement.

(h)         Certain Fees. Such Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Company of the Securities to the Purchaser.

(i)           No Tax, Legal or Investment Advice. Such Purchaser understands that nothing in the Transaction Documents or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes tax, legal, or investment advice. Such Purchaser has consulted such tax, legal, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(j)          General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(k)          Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all proprietary and non-public disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(l)          Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and the Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1       Registration Required. Each of the Purchasers hereby covenants, severally and not jointly, with the Company not to, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take pledge of) any of the Securities without complying with the provisions hereof, the Securities Act and the applicable rules and regulations of the Commission thereunder, including without limitation, the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Securities in a transaction not subject to the prospectus delivery requirement), and each Purchaser acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be deemed to affect, or impose any additional requirements or restrictions on, transfer or ownership by any of the Purchasers of any Common Shares that are not the Underlying Shares and that are held or may be held by such Purchaser from time to time.

4.2         Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities Laws, including pursuant to an exemption therefrom. In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to Rule 144 as currently in effect promulgated under the Securities Act, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)       Each Purchaser agrees to the imprinting, so long as is required by this Article IV, of a legend on any of the Securities in the applicable form set forth in Section 3.2(d) above.  The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)         Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Legend Removal Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of the Conversion Shares are included in or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares and Warrant Shares (and the Purchaser provides the Company or the Company’s counsel with any reasonable certifications requested by the Company with respect to future sales of such Conversion Shares or Warrant Shares) or the Conversion Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information and any other limitations or requirements set forth in Rule 144 or if a legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares will be reissued without the legend and Warrant Shares shall be issued free of all legends. The Company agrees that following the Legend Removal Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend, together with any reasonable certifications requested by the Company, the Company’s counsel or the Transfer Agent (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser if the Transfer Agent is then a participant in such system and either (i) there is an effective registration statement permitting the resale of such Securities by the Purchaser (and the Purchaser provides the Company or the Company’s counsel with any requested certifications with respect to future sales of such Securities) or (ii) the shares are eligible for resale by the Purchaser without volume limitations and may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) of the Securities Act.

4.3         Certain Covenants And Acknowledgments

(a)         Filings.  The Company shall take all actions and make all necessary Commission Filings and “blue sky” filings required to be made by the Company in connection with the sale of the Securities to Purchaser as required by all applicable laws, including without limitation such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under all applicable laws, and shall provide a copy thereof to Purchaser promptly after such filing.

(b)         Reporting Status.  With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit Purchaser to sell securities of the Company to the public without registration (“Rule 144”), and as a material inducement to the Purchaser’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

1. The Company's Common Stock is and for the last 12 months prior to the date hereof has been registered under Section 12(g) of the Exchange Act;

2.	The Company is not and at all times since February 5, 2010 has not been a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act;

3.
The Company is and for the last 12 months prior to the date hereof has been subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof, other than Form 8-K reports;

4.
From the date hereof until all the Securities either have been sold by the Purchaser, or may permanently be sold by the Purchaser without any restrictions pursuant to Rule 144, (the "Registration Period") (i) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirements of the Exchange Act and the SEC for filing thereunder, and (ii) the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination;

5.	During the Registration Period the Company shall not become a "shell company," as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12b-2 of the Exchange Act; and

6.
The Company shall furnish to the Purchaser so long as the Purchaser owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

(c)           Listing.  Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, the Company shall have its Common Stock traded on OTCBB or the OTCQB.  If the Common Stock is delisted from OTCBB, the Company will arrange to have the Common Stock traded on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on, it being understood, however, that compliance with the foregoing shall not be deemed a waiver of any Event of Default under the Note.

(d)           Reverse Split.  The Company undertakes to effectuate and complete a sixty (60) for one (1) reverse split of the Company’s common Stock within sixty (60) days of the Closing Date.  Failure to timely complete the reverse split will be an Event of Default under this Agreement and under the Note.

(e)           Reserved Conversion Shares.  The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for issuance in full of the Conversion Shares and Warrant Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Notes and exercise of the Warrants outstanding, if any.  If at any time the number of authorized shares of Common Stock of the Company is insufficient to effect the full conversion of the Notes and the exercise of the Warrants outstanding, if any, the Company shall call and hold a special meeting of the shareholders of the Company within thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares of the Common Stock. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of authorized Common Stock.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)           Information.  Each of the parties hereto acknowledges and agrees that Purchaser shall not be provided with, nor be given access to, any material non-public information relating to the Company.

(g)           Accounting and Reserves.  The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

(h)          Transactions with Affiliates.  So long as the Note is outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person.  A “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.  A “Disinterested Director” shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

(i)           Certain Restrictions.  So long as the Note is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to any of the security agreements listed on Schedule IV.I) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock.  So long as the Note remains outstanding, the Company shall not, without the prior written consent of the Purchaser, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price as determined on the Trading Market (the “Bid Price”) of the Common Stock determined immediately prior to its issuance, or (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the Purchaser thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price determined immediately prior to its issuance.

(j)           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other person or entity that Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

(k)          Use of Proceeds.  The Company currently intends to use the net proceeds from the sale of the Securities hereunder for general working capital; provided, that except as set forth on Schedule 4.3(k), the Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation, (d) in violation of the law, including FCPA or OFAC or (e) for the development of new products not substantially related to the Company’s current products in production or development as of the date hereof.

(l)           Subsequent Equity Sales.  In addition to the limitations set forth herein, from the date hereof until such time as Purchaser does not hold any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  For so long as any Securities are outstanding, except for the Excepted Issuances, the Company will not enter into an agreement to issue nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Purchasers.

(m)         Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity which Purchasers of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Purchasers and the Common Stock issuable in connection therewith is issued at not less than $0.002 per share of Common Stock, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and which Purchasers of such securities or debt are not at any time granted registration rights equal to or greater than those granted to the Purchasers and the Common Stock issuable in connection therewith is issued at not less than $0.002 per share of Common Stock, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described as such plans are constituted on the Closing Date and with the approval of a majority of the board, consisting of a majority of independent directors,  and (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement, (collectively, the foregoing (i) through (iv) are “Excepted Issuances”), if at any time the Notes are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, or if less than the Warrant exercise price in effect at such time, without the consent of the Purchasers, then the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.  The average Purchase Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.001 per share of Common Stock.  For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or warrant exercise price in effect upon such issuance.  The rights of Purchasers set forth in this Section 4.3 are in addition to any other rights the Purchasers have pursuant to this Agreement, the Notes, any Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Purchasers and Company are parties.

(n)          Right of First Refusal.  Until the later of eighteen (18) months following (i) the Closing Date, or (ii) the Notes are no longer outstanding, the Purchasers shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its Common Stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances.  If Purchasers elect to exercise their rights pursuant to this Section 4.3(n), the Purchasers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Notes issued to them on the Closing Date.  Purchasers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Purchasers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by Purchasers.  In the event such terms and conditions are modified during the notice period, Purchasers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(o)          DTC Program.  At all times that Notes and Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

4.4         Conversion Of Notes

(a)         Upon the conversion of the Note or respective part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Purchaser (or its nominee) or such other persons as designated by Purchaser and in such denominations to be specified at conversion or exercise representing the number of shares of common stock issuable upon such conversion or exercise. The Company covenants that the Conversion Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Common Stock provided the Conversion Shares, as applicable, are being sold pursuant to an effective registration statement covering the Common Stock to be sold or is otherwise exempt from registration when sold.

(b)           Purchaser shall have the right to convert the Note by telecopying an executed and completed Conversion Notice (as such term is defined in the Note) to the Company.  Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Note).  The Company shall cause the transfer agent to transmit the certificates evidencing the Common Stock issuable upon conversion of the Note (together with a new Note, if any, representing the principal amount of the Note not being so converted) to Purchaser via express courier, or if a Registration Statement covering the Common Stock has been declared effective by the SEC by electronic transfer, within three (3) business days after receipt by the Company of the Conversion Notice, as applicable (the “Delivery Date”).

(c)           The Company understands that a delay in the delivery of the Common Stock in the form required pursuant to this section, or the Mandatory Redemption Amount described in Section E hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of Common Stock in the form required pursuant to Section E hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of the Common Stock by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Purchaser will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

(d)          Mandatory Redemption at Purchaser’s Election.  In the event (i) the Company is prohibited from issuing Conversion Shares, (ii) upon the occurrence of any other Event of Default (as defined in the Note, this Agreement or any other Transaction Document), that continues beyond any applicable cure period, (iii) a Change in Control (as defined below) occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any Subsidiary, then at the Purchaser's election, the Company must pay to each Purchaser not later than ten (10) days after request by such Purchaser, a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by each such Purchaser by, at Purchaser’s election, the greater of (i) 120%, or (ii) a fraction the numerator of which is the highest closing price of the Common Stock for the thirty days preceding the date demand is made by Purchaser pursuant to this Section 4.4(d) and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by each Purchaser on the same date as the Conversion Shares otherwise deliverable or within ten (10) days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal, interest and other amounts will be deemed paid and no longer outstanding.  The Purchaser may rescind the election to receive a Mandatory Redemption Payment at any time until such payment is actually received.  Liquidated damages calculated pursuant to Section 4.4(c) hereof, that have been paid or accrued for the ten day period prior to the actual receipt of the Mandatory Redemption Payment by such Purchaser shall be credited against the Mandatory Redemption Payment provided the balance of the Mandatory Redemption Payment is timely paid.  For purposes of this Section 4.4(d), “Change in Control” shall mean (i) the Company  becoming a Subsidiary of another entity (other than a corporation formed by the Company for purposes of reincorporation in another U.S. jurisdiction), (ii) the sale, lease or transfer of substantially all the assets of the Company or any Subsidiary, or (iii) a majority of the members of the Company’s board of directors as of the Closing Date no longer serving as directors of the Company, except as a result of natural causes or as a result of hiring additional outside directors in order to meet appropriate stock exchange requirements, unless prior written consent of the Purchasers had been obtained by the Company.  The foregoing notwithstanding, Purchaser may demand and receive from the Company the amount stated above or any other greater amount which Purchaser is entitled to receive or demand pursuant to the Transaction Documents.

(e)           Issuance of Common Stock.  The Company undertakes and agrees that no instruction other than the instructions referred to in this Agreement shall be given to its transfer agent for the Conversion Shares and Warrant Shares and that the Conversion Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law.  Nothing contained in this Agreement shall affect in any way Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock.

(f)           Maximum Conversion.  A Purchaser shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Purchaser and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Purchaser and its Affiliates of more than 9.9% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Purchaser shall not be limited to aggregate conversions of only 9.9% and aggregate conversions by the Purchaser may exceed 9.9%.  The Purchaser may increase the permitted beneficial ownership amount upon and effective after 61 days prior written notice to the Company.  Purchaser may allocate which of the equity of the Company deemed beneficially owned by Purchaser shall be included in the 9.9% amount described above and which shall be allocated to the excess above 9.9%.

(g)           Injunction Posting of Bond.  In the event a Purchaser shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that Purchaser or anyone associated or affiliated with Purchaser has been engaged in any violation of law, or for any other reason, unless, a final non-appealable injunction from a court made on notice to Purchaser, restraining and or enjoining conversion of all or part of such Note shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of Purchaser in the amount of 120% of the outstanding principal and accrued but unpaid interest of the Note, or aggregate purchase price of the Conversion Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to Purchaser to the extent the judgment or decision is in Purchaser’s favor.

(h)          Buy-In.   In addition to any other rights available to Purchasers, if the Company fails to deliver to a Purchaser Conversion Shares by the Delivery Date and if after the Delivery Date Purchaser or a broker on Purchaser’s behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Purchaser of the Common Stock which Purchaser was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay to Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount by which (A) Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion request was not timely honored together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay Purchaser $1,000 plus interest. Purchaser shall provide the Company written notice and evidence indicating the amounts payable to Purchaser in respect of the Buy-In.

(i)          Adjustments.  The Conversion Price, Warrant exercise price and amount of Conversion Shares and Warrant Shares shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

           4.5           Additional Post-Closing Obligations.

(a)         Registration Rights.   The Company hereby grants the following registration rights to holders of the Securities:

(i)           Demand Registration Rights.  Commencing thirty (30) days after the Closing Date, but not later than two years after the Closing Date, upon a written request therefor from any record holder or holders of more than 50% of the Conversion Shares issued and issuable upon conversion of the outstanding Notes and outstanding Warrant Shares, the Company shall prepare and not later than sixty (60) days after such request (“Filing Date”) file with the Commission a registration statement under the 1933 Act registering the Registrable Securities which are the subject of such request, subject to applicable Commission rules and regulations, for unrestricted public resale by the holder thereof.  “Registrable Securities” shall mean 100% of the Conversion Shares issuable upon conversion of the Note including Conversion Shares issuable upon conversion of Note principal and interest calculated at the default interest rate through one year after the Maturity Date (as defined in the Note) and all of the Warrant Shares.  For purposes of Sections 4.5(a)(i) and 4.5(a)(ii), Registrable Securities shall not include Securities which are (A) registered for resale in an effective registration statement, (B) included for registration in a pending registration statement, (C) which have been issued without further transfer restrictions after a sale or transfer pursuant to Rule 144 under the 1933 Act or (D) which may be resold under Rule 144 without volume limitations but not giving effect to the cashless exercise feature of the Warrants.  Upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within ten days after the Company gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 4.5(a)(i).

(ii)          Piggy-Back Registrations.   If at any time after the Closing Date there is not an effective registration statement covering all of the Conversion Shares and Warrant Shares and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the Securities written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares and Warrant Shares such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any cutbacks in  accordance with guidance provided by the Securities and Exchange Commission (including, but not limited to, Rule 415).  The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 4.5(a). The holders whose Conversion Shares and Warrant Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement.  Notwithstanding anything to the contrary herein, the registration rights granted hereunder to the holders of Securities shall not be applicable for such times as such Conversion Shares and Warrant Shares may be sold by the holder thereof without restriction pursuant to Section 144(b)(1) of the 1933 Act.  In no event shall the liability of any holder of Securities or permitted successor in connection with any Conversion Shares and Warrant Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Purchaser upon the sale of the Conversion Shares and Warrant Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of Securities included in such registration statement. All expenses incurred by the Company in complying with Section 4.5, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called "Selling Expenses."  The Company will pay all Registration Expenses in connection with the registration statement under Section 4.5.  Selling Expenses in connection with each registration statement under Section 4.5 shall be borne by the holder and will be apportioned among such holders in proportion to the number of Shares included therein for a holder relative to all the Securities included therein for all selling holders, or as all holders may agree

(iii)         In the event that the Company is required by the Commission to cutback the number of shares being registered in the registration statement pursuant to Rule 415, the Company shall reduce the Registrable Securities proportionately among the Holders based on the amount of Registrable Securities included therein for each of the Holders (“Registration Cutback”).  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Purchaser and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each Purchaser and Warrant holder.  Not later than twenty (20) days after first being permitted by applicable Commission rules and regulations, the registration statement will be amended by the Company or additional registration statements will be filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Without the written consent of Purchaser no securities of the Company other than the Registrable Securities will be included in the registration statement.  It shall be deemed a default of the Company’s obligations if at any time after the date the registration statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Holders fewer than 90% of the amount of shares of Common Stock required to be registered therein (the difference between the amount required to be registered therein and the actual amount of shares registered being the “Shortfall”).  In such event, the Company shall take all actions necessary to cause at least 125% of the amount of shares of Common Stock required to be registered therein to be registered within forty-five (45) days after the first day such Shortfall exists.  Failure to file the registration statement within thirty (30) days after the first day such Shortfall first exists or failure to cause such registration to become effective within forty-five (45) days after such Shortfall first exists shall be included in the definition of a Non-Registration Event set forth in Section 4.5.  Except for Common Stock described on Schedule 4.5(a)(iv), no other securities of the Company will be included in the Registration Statement other than the Registrable Securities.

(iv)         The Company shall file with the Commission a Form SB-2 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within fourteen (14) calendar days after the Closing Date (the “Filing Date”), and shall use its best efforts to cause the Registration Statement to be declared effective not later than ninety (90) calendar days after the Closing Date (the “Effective Date”).  The Company will register not less than a number of shares of common stock in the aforedescribed registration statement that is equal to 150% of the Shares issued and issuable upon conversion of the Notes, and 100% of the Warrant Shares issuable upon exercise of the Warrants issued and issuable on the Closing Date, and Warrant Shares as further described on Schedule 4.5(a)(iv) (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Purchaser and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Purchaser and Warrant holder.  The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Except with the written consent of the Purchasers, no securities of the Company other than the Registrable Securities or the securities described on Schedule 4.5(a)(iv), will be included in the Registration Statement.

(v)          Provision of Documents.  In connection with each registration described in this Section 4.5, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(vi)         Non-Registration Events.  The Company agrees that the Sellers will suffer damages if the Registration Statement is not filed by the Filing Date and not declared effective by the Commission by the Effective Date, and any registration statement required under Section 4.5(a)(i) or 4.5(a)(ii) is not filed within 60 days after written request and declared effective by the Commission within 90 days after such request, and maintained in the manner and within the time periods contemplated by Section 4.5 hereof, and it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (A) the Registration Statement is not filed on or before the Filing Date, (B) the Registration Statement is not declared effective on or before the required Effective Date, (C) due to the action or inaction of the Company the Registration Statement is not declared effective within three (3) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) if the registration statement described in Sections 4.5(a)(i) or 4.5(a)(ii) is not filed within 60 days after such written request, or is not declared effective within 90 days after such written request, or (E) any registration statement described in Sections 4.5(a) (i), 4.5(a)(ii) or 4.5(a)(iv) is filed and declared effective but shall thereafter cease to be effective without being succeeded within twenty-two (22) business days by an effective replacement or amended registration statement or for a period of time which shall exceed forty (45) days in the aggregate per year (defined as every rolling period of 365 consecutive days commencing on the Actual Effective Date (each such event referred to in clauses (A) through (E) of this Section 4.5(a)(vi) is referred to herein as a "Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days (or such lesser pro-rata amount for any period of less than thirty (30) days) of the principal amount of the outstanding Notes and purchase price of Conversion Shares and Warrant Shares issued upon conversion of Notes and exercise of Warrants held by Purchaser which are subject to such Non-Registration Event.  The Company must pay the Liquidated Damages in cash.  The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable.  In the event a registration statement is filed but is withdrawn prior to being declared effective by the Commission, then such registration statement will be deemed to have not been filed and Liquidated Damages will be calculated accordingly.  All oral or written comments received from the Commission relating to a registration statement must be responded to within ten (10) business days after receipt of comments from the Commission.  Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate and amounts set forth above calculated from the date the response was required to have been made.  Liquidated Damages shall not be payable pursuant to this Section 4.5(a)(vi) in connection with Registrable Securities for such times as such Registrable Securities may be sold by the holder thereof without volume limitations or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act. Notwithstanding anything to the contrary herein, the no Liquidated Damages will be due in connection with Registrable Securities subject to a Registration Cutback and the Company shall not have to pay Liquidated Damages as the result of such cutback.

(vii)        Expenses.  All expenses incurred by the Company in complying with Section 4.5, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.”  The Company will pay all Registration Expenses in connection with any registration statement described in Section 4.5.  Selling Expenses in connection with each such registration statement shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares included on behalf of the Seller relative to the aggregate number of shares included under such registration statement for all Sellers, or as all Sellers thereunder may agree.

(viii)       Indemnification and Contribution.

(a)           In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 4.5, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each of the officers, directors, agents, Affiliates, members, managers, control persons, and principal shareholders of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 4.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 4.5(a)(viii)(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller in writing specifically for use in such registration statement or prospectus.

(b)           In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 4.5, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 4.5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(c)           Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4.5(viii)(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 4.5(viii)(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4.5(viii)(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded that there may be reasonable defenses available to indemnified party which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel, reasonably satisfactory to the indemnified and indemnifying party, and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d)          In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 4.5(viii)(d) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4.5(viii)(d) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 4.5(viii)(d); then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities pursuant to such registration statement.

(b)          Delivery of Unlegended Shares.

(i)            Within three (3) business days (such third business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Conversion Shares or Warrant Shares, or any other Common Stock held by Purchaser has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Purchaser and, if required, Purchaser’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Purchaser) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 3.2(d) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Purchaser at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(ii)           In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Purchaser, and, if the Company is DTC and/or DWAC eligible, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(iii)          The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 4.5 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Purchaser.  As compensation to a Purchaser for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Purchaser for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 4.5 for an aggregate of thirty days, then each Purchaser or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares subject to such default at a price per share equal to the greater of (i) 120%, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price during such thirty day period, multiplied by the price paid by Purchaser for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(iv)          In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date, the Purchaser or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount by which (A) the Purchaser's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(v)           In the event a Purchaser shall request delivery of Unlegended Shares as described in Section 4.5 and the Company is required to deliver such Unlegended Shares pursuant to Section 4.5, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or any one associated or affiliated with such Purchaser has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of 105% of the amount of the aggregate purchase price of the Common Stock which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(c)           DWAC.   In lieu of delivering physical certificates representing the Unlegended Shares, upon request of Purchasers, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, if such transfer agent participates in such DWAC system.  Such delivery must be made on or before the Unlegended Shares Delivery Date.

(d)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 4.5 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Purchaser.  As compensation to a Purchaser for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Purchaser for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 4.5 for an aggregate of thirty days, then each Purchaser or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Purchaser for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Purchaser for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(e)           Buy-In.   In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(f)            Injunction.  In the event a Purchaser shall request delivery of Unlegended Shares as described in Section 4.5 and the Company is required to deliver such Unlegended Shares pursuant to Section 4.5, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 125% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(g)           144 Default.   At any time commencing six months after the Closing Date, in the event the Purchaser is not permitted to sell any of the Conversion Shares or Warrant Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Purchaser of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Purchaser’s reliance on Rule 144 in connection with sales of Conversion Shares or Warrant Shares, except due to a change in current applicable securities laws or because the Purchaser is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Purchaser as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares and Warrant Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.7(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

4.6           Furnishing of Information. As long as any of the Purchasers own any Securities, and until the Securities can be resold by non-Affiliate of the Company under Rule 144 without restrictions under Rule 144, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.7           Securities Laws Disclosure. The Company shall, within four Business Days of the Closing, file a Current Report on Form 8-K disclosing the transactions contemplated hereby including each of the Transaction Documents as exhibits, and make such other filings and notices in the manner and time required by the Commission.

4.8           Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and such Purchaser.

4.9           Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information except as required by this Agreement, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in the securities of the Company.

4.10         Listing of Common Shares.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on a Trading Market. The Company will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11         12(g) Reporting Company.  So long as the Notes remain outstanding, the Company shall refrain from taking any actions that would cause it to cease to be a reporting company pursuant to Section 12(g) of the Exchange Act.

4.12         Transfer Taxes. On the Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchasers under the Transaction Documents shall be, or shall have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

4.13         Stock Option Plan.  Until eighteen (18) months after the Closing Date, the Company shall not increase the number of shares available for issue under the Stock Option Plan, or amend the Stock Option Plan except that the Company may reprice any outstanding stock options and grant options with an exercise price lower than the fair market value of the Common Stock on the date of grant provided such grants and repricing of the stock options are only for current board members or employees of the Company.

4.14        Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15        Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.16        Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

ARTICLE V.
CONDITIONS

5.1          Conditions to the Closing of the Purchasers. The Purchasers’ obligation to purchase the Notes and Warrants being issued at the Closing is subject to the satisfaction, or waiver by the Purchasers, of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct) as of such date) as though made on and as of the Closing Date.

(b)           Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement (including the deliveries required under Section 2) on or prior to the Closing Date.

(c)           No Injunction. No Order has been enacted, entered, promulgated or endorsed by any court or Government Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           No Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted or would reasonably be expected to result in a Material Adverse Effect.

(e)           Purchaser’s Legal Fees.   The Company shall pay to Purchasers’ counsel, a legal fee of $10,000 as reimbursement for services rendered to the Purchasers in connection with this Agreement.

5.2          Conditions to the Closing of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the satisfaction, or waiver by the Company of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date.

(b)           Performance of Obligations of the Purchasers. Each Purchaser shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c)           Regulatory Approvals. The Purchasers shall have received all requisite approvals (including all required findings of suitability).

ARTICLE VI.
MISCELLANEOUS

6.1          Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.   The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

6.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3          Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Reach Messaging Holdings, Inc., 44081 Pipeline Plaza, Suite 310, Ashburn, Virginia 20148, Attn: Shane Gau, fax: [REQUIRES COMPLETION], with a copy by fax only to (which shall not constitute notice): David Lubin, Esq., of David Lubin & Associates, PLLC, 10 Union Avenue, Suite 5, Lynbrook, NY 11563, fax: (516) 887-8250, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, fax: (212) 697-3575.

6.4          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign any or all of its rights under this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”.

6.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9           Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of this Agreement, and other Transaction Documents and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.10         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12         Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.14         Saturdays, Sundays, Holidays, etc.     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.15         WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6.16         Equitable Adjustment.  Note conversion prices, Warrant exercise prices, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted to offset the effect of stock splits, similar events and as otherwise described in this Agreement, the Notes and Warrants.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

REACH MESSAGING HOLDINGS, INC.		Address for Notice:

Reach Messaging Holdings, Inc.
By:	/s/ Shane Gau	44081 Pipeline Plaza, Suite 310
Name: Shane Gau		Ashburn, Virginia 20148
Title: Chief Executive Officer		Attn: Shane Gau
E-mail: shane@reachmessaging.com
Tel: (571) 213-6147

[PURCHASER SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:
Address for Notice:
BARRY HONIG
[Purchaser’s Name]

/s/ Barry Honig	Attn:
[Signature]	E-mail:
Tel:
Barry Honig	Fax:
[Signatory’s Name]

Delivery Instructions (if different from above):
[Signatory’s Title]
c/o:

Attn:
Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:
Address for Notice:
WHALEHAVEN CAPITAL FUND LIMITED
[Purchaser’s Name]

/s/ Eric Weisblum	Attn:
[Signature]	E-mail:
Tel:
Eric Weisblum	Fax:
[Signatory’s Name]

Delivery Instructions (if different from above):
[Signatory’s Title]
c/o:

Attn:
Tel:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:
Address for Notice:
MELECHDAVID, INC.
[Purchaser’s Name]

/s/ Mark Gousman	Attn:
[Signature]	E-mail:
Tel:
Mark Gousman	Fax:
[Signatory’s Name]

Delivery Instructions (if different from above):
[Signatory’s Title]
c/o:

Attn:
Tel:

Exhibit A

Note and Warrant Schedule

Purchaser List

Purchaser’s Name	Purchase Price (principal amount of Notes)	A Warrants
Barry Honig	$37,500.00
Whalehaven Capital Fund Limited	$37,500.00
Melechdavid, Inc.	$37,500.00
TOTAL:	$112,500.00